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                                                                   Exhibit 10.33


                                PROMISSORY NOTE
                              AND PLEDGE AGREEMENT


$300,000                                                             May 7, 2001
                                                              New York, New York




     Ronald L. Goode, Ph.D., residing at 3381 Blackburn Street, No. 1308, Dallas, Texas 75204 (the "Maker") promises to pay on May 7, 2006 (the "Maturity Date"), to the order of Cytoclonal Pharmaceutics Inc. (the "Payee"), a Delaware corporation, maintaining an office at 2110 Research Row, Dallas, Texas 75235, USA, the principal amount of $300,000 (the "Principal Amount").

     By Maker's execution and delivery of this Promissory Note and Pledge Agreement (the "Note") and Payee's acceptance of thereof, Maker and Payee acknowledge and agree that the proceeds of this Note to Maker shall be used to finance the Maker's purchase of 100,000 shares of the Payee's common stock, par value $.01 per share (the "Shares"), which Shares the Payee has agreed to cause to be registered for resale pursuant to the Securities Act of 1933, as amended.

     This Note shall bear interest (compounded semi-annually) at a per annum rate equal to four and seventy-one hundredths percent (4.71%). Interest shall be due and payable on a semi-annual basis. The Maker shall pay such interest to the Payee on November 7th and May 7th of each year up to and including the Maturity Date. The first interest payment shall be due and payable on November 7, 2001.

     The rights, duties and obligations of (a) Maker under this Note may not be assigned without the prior consent of Payee and (b) Payee under this Note may be assigned without the prior consent of Maker.

     In order to secure (i) the due and punctual payment of all monetary obligations hereunder of Maker to Payee and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) of collection or enforcement of any such obligations and (ii) the due and punctual payment of any costs and expenses incurred in connection with the realization of the security for which this Note provides and any reasonable costs and expenses (including, but not limited to, all legal fees and expenses) incurred in connection with any proceedings to which this Note may give rise (collectively referred to herein as "Liabilities"), Maker hereby transfers, assigns, grants, bestows, sells, conveys and pledges to Payee a first security interest in the Collateral (as herein defined), which security interest shall remain in full force and effect until all of the Liabilities shall have been paid in full to Payee.

     For purposes of this Note, "Collateral" shall mean all of Maker's right, title and interest in and to the Shares, represented by the stock certificate to be issued to the Payee in connection with the execution of this Note, and all proceeds and products thereof (as the foregoing terms are



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defined in the Uniform Commercial Code as in effect in the State of Texas.
Concurrently with the Maker's execution and delivery of this Note, Maker has(a) duly executed in blank a stock power required by the pledge of the Collateral hereunder; (b) delivered the stock certificate representing the Collateral to Payee to be held by Payee pending the payment in full of this Note; and(c) irrevocably appointed Payee as Maker's attorney-in-fact to complete the stock power to realize upon the Collateral upon nonpayment of principal or interest under this Note, with such appointment being coupled with an interest.

     This Note may be prepaid in whole or in part without premium or penalty or at any time and from time to time at the option of the Maker. Any prepayments shall be applied first to accrued and unpaid interest, and then to outstanding principal. Contemporaneously with Maker's final payment of all amounts due under this Note, the original copy shall be marked "Paid in Full" and signed by Payee, and the cancelled original copy of the Note and all Collateral shall be returned by Payee to Maker.

     Except as contemplated by this Note, Maker shall not encumber or grant a security interest in any of the Collateral, without the prior written consent of Payee, and Maker hereby represents that he has not done so heretofore and, other than the grant of the security interest contemplated hereby, the Collateral pledged by him hereunder is, and will be, owned by him free and clear of all liens and encumbrances.

     In the event the Maker defaults in the payment of this Note, the Payee shall give written notice of such default to the Maker. In the event the Maker does not pay all outstanding principal and interest due within 20 days of his receipt of such notice, Payee may thereupon proceed against the Maker provided, however, the Payee may only recover $65,000 (the "At Risk Amount") from the Maker. If the $65,000 recovered from the Maker does not satisfy all obligations hereunder, then Payee may, to the extent permitted by applicable law, sell for the account of the Maker any and all of the Shares in the Payee's discretion in such quantities or lots as may seem best to the Payee, at which sale or sales the maker may bid and purchase. After first applying the proceeds of the sale to the payment of the expenses of sale, the Payee shall then apply the proceeds to the satisfaction of this Note, and thereafter may pay any surplus and deliver any unsold Shares to the Maker. In the event that Payee is prohibited by applicable law from selling the Shares, Payee shall be entitled to retain a sufficient number of Shares such that the product obtained by multiplying the number of shares retained by Payee hereunder times the officially reported market closing price for comparable Shares on the date this remedy is exercised shall be equal to the balance due hereunder. Thereupon, all obligations between the Maker and Payee under this Note and Pledge Agreement shall cease. Payee acknowledges and agrees that a transfer by it of all or any portion of the Collateral, or its retention of any portion thereof, shall operate as a full and complete release of any claims which Payee may have against Maker under this Note. In the event that the sale of the full amount of Shares does not generate sufficient funds to retire this Note and satisfy Maker's obligations hereunder, or in the event that the Maker is prohibited from selling such Shares and retains the Shares as provided herein, the Payee will forgive the balance and accept the proceeds from its sale the Shares or the Shares themselves as full settlement of the debt hereunder.

     This Note shall be governed by, and construed in accordance with the internal laws of the
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State of Texas without giving effect to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note and Pledge Agreement as of the date first above written.




                                                 /s/ Ronald L. Goode
                                                 -------------------------------
                                                 Ronald L. Goode, Ph.D.



Acknowledged and Agreed to
Effective as of the date first written above.

CYTOCLONAL PHARMACEUTICS, INC.





By: /s/ Joan H. Gillett
    -------------------------------
    Joan H. Gillett
    V.P./Controller






By: /s/ Gary E. Frashier
    -------------------------------
    Gary E. Frashier
    Chairman of the Board